RYAN SPECIALTY REPORTS FIRST QUARTER 2024 RESULTS

- Total Revenue grew 20.6% year-over-year to $552.0 million -

- Organic Revenue Growth Rate* of 13.7% year-over-year 1-

- Net Income of $40.7 million, or $0.13 per diluted share -

- Adjusted EBITDAC* grew 25.8% year-over-year to $157.2 million -

- Adjusted Net Income increased 32.9% year-over-year to $95.4 million, or $0.35 per diluted share -

May 2, 2024 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a leading international specialty insurance firm, today announced results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights

•
Revenue grew 20.6% year-over-year to $552.0 million, compared to $457.6 million in the prior-year period
•
Organic Revenue Growth Rate* was 13.7% for the quarter, compared to 13.4% in the prior-year period 1
•
Net Income increased 11.6% year-over-year to $40.7 million, compared to $36.5 million in the prior-year period. Diluted Earnings per Share was $0.13
•
Adjusted EBITDAC* increased 25.8% to $157.2 million, compared to $125.0 million in the prior-year period
•
Adjusted EBITDAC Margin* of 28.5%, compared to 27.3% in the prior-year period
•
Adjusted Net Income* increased 32.9% to $95.4 million, compared to $71.8 million in the prior-year period
•
Adjusted Diluted Earnings per Share* increased 34.6% to $0.35, compared to $0.26 in the prior-year period
•
Total capital return to shareholders and LLC unit holders was $45.6 million, consisting of $27.1 million of special dividends and $18.5 million of regular dividends and distributions.

“We had a great start to 2024, driven by another quarter of double-digit organic growth and further enhancement of our margin profile,” said Patrick G. Ryan, Founder, Chairman and Chief Executive Officer of Ryan Specialty. “Our exceptional performance was highlighted by 13.7% organic revenue growth, a 120-basis point expansion of our Adjusted EBITDAC margin, and 34.6% growth in our Adjusted Diluted EPS. Our outstanding success continues to be broad-based across our Specialties and includes valuable contributions from our recent acquisitions. This momentum is a reflection of the resolve of our 4,400 talented teammates to execute with distinction and to provide best-in-class service to our clients and trading partners. We are also very pleased to have announced just yesterday the completion of our acquisition of Castel and the addition of this venerable team to our firm. This influx of additional top underwriting talent bolsters our delegated authority offering, enhances our international presence, and expands our total addressable market. I remain confident that 2024 will be another outstanding year for our firm as we are well positioned to deliver sustainable and differentiated profitable growth.”

1 Beginning in the first quarter of 2024, the Company changed its method of calculating Organic revenue growth rate, a non-GAAP measure. For more information on the revised calculation methodology, see “Organic Revenue Growth Rate Calculation Methodology” below.

Summary of First Quarter 2024 Results

	Three Months Ended March 31,		Change
(in thousands, except percentages and per share data)	2024	2023	$	%
GAAP financial measures
Total revenue	$552,046	$457,599	$94,447	20.6%
Net commissions and fees	537,887	447,513	90,374	20.2
Compensation and benefits	373,527	307,722	65,805	21.4
General and administrative	75,867	51,699	24,168	46.7
Total operating expenses	479,397	387,512	91,885	23.7
Operating income	72,649	70,087	2,562	3.7
Net income	40,677	36,457	4,220	11.6
Net income attributable to Ryan Specialty Holdings, Inc.	16,535	13,160	3,375	25.6
Compensation and benefits expense ratio (1)	67.7%	67.2%
General and administrative expense ratio (2)	13.7%	11.3%
Net income margin (3)	7.4%	8.0%
Earnings per share (4)	$0.14	$0.12
Diluted earnings per share (4)	$0.13	$0.11
Non-GAAP financial measures*
Organic revenue growth rate (5)	13.7%	13.4%
Adjusted compensation and benefits expense	$330,022	$285,885	$44,137	15.4%
Adjusted compensation and benefits expense ratio	59.8%	62.5%
Adjusted general and administrative expense	$64,802	$46,699	$18,103	38.8%
Adjusted general and administrative expense ratio	11.7%	10.2%
Adjusted EBITDAC	$157,222	$125,015	$32,207	25.8%
Adjusted EBITDAC margin	28.5%	27.3%
Adjusted net income	$95,417	$71,785	$23,632	32.9%
Adjusted net income margin	17.3%	15.7%
Adjusted diluted earnings per share	$0.35	$0.26

* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense, Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

(1)
Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)
General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)
Net income margin is defined as Net income divided by Total revenue.
(4)
See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(5)
The Organic revenue growth rate data presented in this table has been calculated using the revised calculation methodology adopted by the Company beginning in the first quarter of 2024. For more information, see “Organic Revenue Growth Rate Calculation Methodology” below.

First Quarter 2024 Review*

Total revenue for the first quarter of 2024 was $552.0 million, an increase of 20.6% compared to $457.6 million in the prior-year period. This increase was primarily due to continued solid Organic revenue growth of 13.7% (calculated using the revised calculation methodology adopted by the Company beginning in the first quarter of 2024), driven by new client wins and expanded relationships with existing clients, coupled with continued expansion of the E&S market, revenue from acquisitions completed within the trailing twelve months ended March 31, 2024, and increased Fiduciary investment income. We experienced growth across the majority of our property and casualty lines.

Total operating expenses for the first quarter of 2024 were $479.4 million, a 23.7% increase compared to the prior-year period. This increase was primarily due to an increase in Compensation and benefits expense compared to the prior-year period resulting from higher compensation due to revenue growth and higher restructuring and related expenses associated with ACCELERATE 2025, partially offset by savings associated with ACCELERATE 2025. General and administrative expense also increased compared to the prior-year period due to an increase in professional services in connection with revenue generating activities, higher travel and entertainment expense in connection with a difference in timing of certain events, and higher acquisition-related expenses.

Net income for the first quarter of 2024 increased 11.6% to $40.7 million, compared to $36.5 million in the prior-year period. The increase was mainly due to stronger year-over-year revenue growth.

Adjusted EBITDAC grew 25.8% to $157.2 million from $125.0 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 28.5%, compared to 27.3% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by solid revenue growth, partially offset by increased Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.

Adjusted net income for the first quarter of 2024 increased 32.9% to $95.4 million, compared to $71.8 million in the prior-year period. Adjusted net income margin was 17.3%, compared to 15.7% in the prior-year period. Adjusted diluted earnings per share for the first quarter of 2024 increased 34.6% to $0.35, compared to $0.26 in the prior-year period.

* For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

First Quarter 2024 Net Commissions and Fees by Specialty and Revenue by Type

Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended March 31,
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Wholesale Brokerage	$323,445	60.1%	$285,850	63.9%	$37,595	13.2%
Binding Authorities	88,635	16.5	69,526	15.5	19,109	27.5
Underwriting Management	125,807	23.4	92,137	20.6	33,670	36.5
Total Net commissions and fees	$537,887		$447,513		$90,374	20.2%

The following table sets forth our revenue by type of commission and fees:

	Three Months Ended March 31,
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Net commissions and policy fees	$494,445	91.9%	$413,571	92.4%	$80,874	19.6%
Supplemental and contingent commissions	29,256	5.5	26,331	5.9	2,925	11.1
Loss mitigation and other fees	14,186	2.6	7,611	1.7	6,575	86.4
Total net commissions and fees	$537,887		$447,513		$90,374	20.2%

Liquidity and Financial Condition

As of March 31, 2024, the Company had Cash and cash equivalents of $665.4 million and outstanding debt principal of $2.0 billion.

ACCELERATE 2025

The Company is updating the ACCELERATE 2025 restructuring program as additional opportunities have been identified to drive continued growth and innovation, deliver sustainable productivity improvements over the long term, and accelerate margin improvement. The updated program will result in approximately $110 million of cumulative one-time charges through 2024, with an expectation that the program will generate annual savings of approximately $60 million in 2025.

Quarterly Dividend

On May 2, 2024, the Company's board of directors (the "Board") declared a regular quarterly dividend of $0.11 per share on the outstanding Class A common stock. The regular quarterly dividend will be payable on May 28, 2024, to stockholders of record as of the close of business on May 14, 2024. A portion of the dividend, $0.04 per share, will be funded by free cash flow from Ryan Specialty, LLC and will be paid to all holders of the Company's Class A common stock and the common units of Ryan Specialty, LLC.

Organic Revenue Growth Rate Calculation Methodology

In the first quarter of 2024 the Company revised its calculation methodology for the non-GAAP metric of Organic Revenue Growth Rate. Organic Revenue Growth Rate, which is now defined as the percentage change in Net commissions and fees, as compared to the same period for the prior year, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of ownership, and other items such as contingent commissions and the impact of changes in foreign exchange rates. The revised calculation methodology starts from a net commissions and fees growth rate rather than total revenues and excludes contingent commissions, thereby fully removing the impact of Fiduciary investment income and contingent commissions from both the current period and base period. The legacy calculation methodology started from a total revenue growth rate and adjusted for the change in Fiduciary investment income and contingent commissions thereby leaving Fiduciary investment income and contingent commissions in the base period. We believe the revised calculation methodology is a more robust disclosure, a more widely used calculation methodology, and provides investors with a metric that is better representative of our core business performance. Organic Revenue Growth Rate is a key metric used by management and our Board to assess our financial performance and allows management and investors to evaluate business growth from existing clients.

Full Year 2024 Outlook*

The Company is maintaining its full year 2024 outlook for Organic Revenue Growth Rate (under the legacy calculation methodology) and Adjusted EBITDAC Margin. The full year 2024 outlook (under the revised Organic Revenue Growth Rate calculation methodology, as discussed above) is as follows:

•
Organic Revenue Growth Rate guidance for full year 2024 is between 12.5% – 14.0%
•
Adjusted EBITDAC Margin guidance for full year 2024 is between 31.0% – 31.5%

The Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

* For a definition of Organic revenue growth rate, see “Organic Revenue Growth Rate Calculation Methodology” above. For a definition of Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information

Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryanspecialty.com in its Investors section.

The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.

About Ryan Specialty

Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at ryanspecialty.com.

Forward-Looking Statements

All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2024 Outlook” are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”).

For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Measures and Key Performance Indicators

In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the audited consolidated financial statements in our Annual Report on form 10-K filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.

Organic revenue growth rate: Under our legacy calculation methodology, Organic revenue growth rate represented the percentage change in Total revenue, as compared to the same period for the year prior, adjusted for revenue attributable to recent acquisitions during the first 12 months of Ryan Specialty’s ownership, and other adjustments such as changes in contingent commissions, changes in fiduciary investment income, and the impact of changes in foreign exchange rates. Under our revised calculation methodology, Organic revenue growth rate represents the percentage change in Net commissions and fees revenue, as compared to the same period for the year prior, adjusted for Net commissions and fees attributable to recent acquisitions during the first 12 months of Ryan Specialty’s ownership, and other adjustments such as the removal of the impact of contingent commissions and the impact of changes in foreign exchange rates. For more information, see “Organic Revenue Growth Rate Calculation Methodology” above.

Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.

Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.

Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.

Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense, Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs. In 2024, Acquisition-related expense includes a $2.5 million charge related to a deal-contingent foreign exchange forward contract associated with the Castel acquisition. The remaining charges in both years represent typical one-time diligence, transaction-related, and integration costs. Acquisition-related long-term incentive compensation arises from changes to long-term incentive plans associated with acquisitions. Restructuring and related expense consists of compensation and benefits, occupancy, contractors, professional services, and license fees related to the ACCELERATE 2025 program. The compensation and benefits expense included severance as well as employment costs related to services rendered between the notification and termination dates and other termination payments. See “Note 4, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion of ACCELERATE 2025. The remaining costs that preceded the restructuring plan were associated with professional services costs related to program design and licensing costs. Amortization and expense consists of charges related to discontinued prepaid incentive programs. For the three months ended March 31, 2024, Other non-operating loss (income) consisted of $1.9 million of expense related to fees associated with our term loan repricing offset by $0.1 million of sublease income. For the three months ended March 31, 2023, Other non-operating income included $0.1 million of sublease income. Equity-based compensation reflects non-cash equity-based expense. IPO related expenses include compensation-related expense primarily related to the expense for new awards issued at IPO as well as expense related to the revaluation of existing equity awards at IPO. Total revenue less Adjusted compensation and benefits expense and Adjusted general and administrative expense is equivalent to Adjusted EBITDAC. For a breakout of compensation and general and administrative costs for each addback refer to the Adjusted compensation and benefits expense and Adjusted general and administrative expense tables below. The most directly comparable GAAP financial metric to Adjusted EBITDAC is Net income.

Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our Initial Public Offering (the “IPO”), and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC (together with its parent New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.

Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common Units (“LLC

Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, and unvested equity awards were exchanged into shares of Class A common stock as if 100% of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.

The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.

With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year 2024 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

Contacts:

Investor Relations Nicholas Mezick Director, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
(in thousands, except percentages and per share data)	2024	2023
Revenue
Net commissions and fees	$537,887	$447,513
Fiduciary investment income	14,159	10,086
Total revenue	$552,046	$457,599
Expenses
Compensation and benefits	373,527	307,722
General and administrative	75,867	51,699
Amortization	27,988	25,185
Depreciation	2,080	2,192
Change in contingent consideration	(65)	714
Total operating expenses	$479,397	$387,512
Operating income	$72,649	$70,087
Interest expense, net	29,400	29,468
(Income) from equity method investment in related party	(5,606)	(1,995)
Other non-operating loss (income)	1,752	(138)
Income before income taxes	$47,103	$42,752
Income tax expense	6,426	6,295
Net income	$40,677	$36,457
GAAP financial measures
Total revenue	$552,046	$457,599
Net commissions and fees	537,887	447,513
Compensation and benefits	373,527	307,722
General and administrative	75,867	51,699
Net income	40,677	36,457
Compensation and benefits expense ratio	67.7%	67.2%
General and administrative expense ratio	13.7%	11.3%
Net income margin	7.4%	8.0%
Earnings per share	$0.14	$0.12
Diluted earnings per share	$0.13	$0.11

Non-GAAP Financial Measures (Unaudited)

	Three Months Ended March 31,
(in thousands, except percentages and per share data)	2024	2023
Non-GAAP financial measures
Organic revenue growth rate (1)	13.7%	13.4%
Adjusted compensation and benefits expense	$330,022	$285,885
Adjusted compensation and benefits expense ratio	59.8%	62.5%
Adjusted general and administrative expense	$64,802	$46,699
Adjusted general and administrative expense ratio	11.7%	10.2%
Adjusted EBITDAC	$157,222	$125,015
Adjusted EBITDAC margin	28.5%	27.3%
Adjusted net income	$95,417	$71,785
Adjusted net income margin	17.3%	15.7%
Adjusted diluted earnings per share	$0.35	$0.26

(1) The Organic revenue growth rate data presented in this table has been calculated using the revised calculation methodology. For more information, see “Organic Revenue Growth Rate Calculation Methodology” above.

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$665,420	$838,790
Commissions and fees receivable – net	299,162	294,195
Fiduciary cash and receivables	3,181,352	3,131,660
Prepaid incentives – net	8,149	8,718
Other current assets	62,289	62,229
Total current assets	$4,216,372	$4,335,592
NON-CURRENT ASSETS
Goodwill	1,647,252	1,646,482
Customer relationships	546,722	572,416
Other intangible assets	45,043	38,254
Prepaid incentives – net	15,756	15,103
Equity method investment in related party	56,016	46,099
Property and equipment – net	42,671	42,427
Lease right-of-use assets	121,596	127,708
Deferred tax assets	382,636	383,816
Other non-current assets	42,438	39,312
Total non-current assets	$2,900,130	$2,911,617
TOTAL ASSETS	$7,116,502	$7,247,209
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$230,709	$136,340
Accrued compensation	184,254	419,560
Operating lease liabilities	19,615	21,369
Tax Receivable Agreement liabilities	22,075	—
Short-term debt and current portion of long-term debt	39,374	35,375
Fiduciary liabilities	3,181,352	3,131,660
Total current liabilities	$3,677,379	$3,744,304
NON-CURRENT LIABILITIES
Accrued compensation	30,012	24,917
Operating lease liabilities	147,700	154,457
Long-term debt	1,942,542	1,943,837
Tax Receivable Agreement liabilities	338,942	358,898
Other non-current liabilities	5,174	41,152
Total non-current liabilities	$2,464,370	$2,523,261
TOTAL LIABILITIES	$6,141,749	$6,267,565
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 118,737,470 and 118,593,062 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively)	119	119
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 141,486,229 and 141,621,188 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively)	142	142
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at March 31, 2024 and December 31, 2023)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2024 and December 31, 2023)	—	—
Additional paid-in capital	459,456	441,997
Retained earnings	88,537	114,420
Accumulated other comprehensive income	6,096	3,076
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	$554,350	$559,754
Non-controlling interests	420,403	419,890
Total stockholders’ equity	$974,753	$979,644
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,116,502	$7,247,209

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$40,677	$36,457
Adjustments to reconcile net income to cash flows used in operating activities:
(Income) from equity method investment in related party	(5,606)	(1,995)
Amortization	27,988	25,185
Depreciation	2,080	2,192
Prepaid and deferred compensation expense	918	2,212
Non-cash equity-based compensation	17,310	17,879
Amortization of deferred debt issuance costs	3,409	3,039
Amortization of interest rate cap premium	1,739	1,739
Deferred income tax expense	2,139	2,875
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(4,751)	(1,212)
Accrued interest liability	5,958	(4,743)
Other current and non-current assets	2,061	11,197
Other current and non-current accrued liabilities	(210,461)	(254,036)
Total cash flows used in operating activities	$(116,539)	$(159,211)
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	—	(102,059)
Capital expenditures	(7,628)	(2,793)
Total cash flows used in investing activities	$(7,628)	$(104,852)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of term debt	—	(4,125)
Payment of contingent consideration	—	(4,477)
Tax distributions to non-controlling LLC Unitholders	—	(264)
Receipt of taxes related to net share settlement of equity awards	130	404
Taxes paid related to net share settlement of equity awards	(130)	(404)
Dividends paid to Class A common shareholders	(40,021)	—
Distributions to non-controlling LLC Unitholders	(5,617)	—
Payment of accrued return on Ryan Re preferred units	(1,883)	—
Net change in fiduciary liabilities	37,326	(20,754)
Total cash flows used in financing activities	$(10,195)	$(29,620)
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(657)	85
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$(135,019)	$(293,598)
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY—Beginning balance	1,756,332	1,767,385
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY—Ending balance	$1,621,313	$1,473,787
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	665,420	704,746
Cash and cash equivalents held in a fiduciary capacity	955,893	769,041
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,621,313	$1,473,787

Reconciliation of Organic Revenue Growth Rate

Legacy Calculation Methodology Applied to Current Period
	Three Months Ended March 31,
(in thousands, except percentages)	2024	2023
Current period Total revenue	$552,046	$457,599
Prior period Total revenue	457,599	386,890
Change in Total revenue	$94,447	$70,709

Mergers and acquisitions revenue	$28,539	$6,101
Change in other	7,264	14,778
Organic revenue growth	$58,644	$49,830

Total revenue growth rate (GAAP) (1)	20.6%	18.3%
Less: Mergers and acquisitions (2)	(6.2)	(1.6)
Change in other (3)	(1.6)	(3.8)
Organic revenue growth rate (Non-GAAP)	12.8%	12.9%
(1)
Calculated by dividing the change in Total revenue by the prior period Total revenue.
(2)
Calculated by taking the mergers and acquisitions revenue, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period Total revenue.
(3)
Calculated by taking the change in other, representing the year-over-year change in contingent commissions, fiduciary investment income, and foreign exchange rates, divided by prior period Total revenue.

Revised Calculation Methodology Applied to Current Period
	Three Months Ended March 31,
(in thousands, except percentages)	2024	2023
Current period Net commissions and fees revenue	$537,887	$447,513
Less: Current period contingent commissions	(24,503)	(21,635)
Net Commissions and fees revenue excluding contingent commissions	$513,385	$425,878

Prior period Net commissions and fees revenue	$447,513	$386,681
Less: Prior year contingent commissions	(21,635)	(15,209)
Prior period Net commissions and fees revenue excluding contingent commissions	$425,878	$371,472

Change in Net commissions and fees revenue excluding contingent commissions	$87,507	$54,406
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(28,539)	(5,373)
Impact of change in foreign exchange rates	(323)	797
Organic revenue growth (Non-GAAP)	$58,644	$49,830

Net commissions and fees revenue growth rate (GAAP)	20.2%	15.7%
Less: Impact of contingent commissions (1)	0.3	(1.1)
Net commissions and fees revenue excluding contingent commissions growth rate (2)	20.5%	14.6%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(6.7)	(1.4)
Impact of change in foreign exchange rates (4)	(0.1)	0.2
Organic Revenue Growth Rate (Non-GAAP)	13.7%	13.4%
(1)
Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate.
(2)
Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions.
(3)
Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions.
(4)
Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended March 31,
(in thousands, except percentages)	2024	2023
Total revenue	$552,046	$457,599
Compensation and benefits expense	$373,527	$307,722
Acquisition-related expense	(226)	(1,016)
Acquisition related long-term incentive compensation	1,627	(578)
Restructuring and related expense	(26,184)	(730)
Amortization and expense related to discontinued prepaid incentives	(1,412)	(1,634)
Equity-based compensation	(9,515)	(6,635)
Initial public offering related expense	(7,795)	(11,244)
Adjusted compensation and benefits expense (1)	$330,022	$285,885
Compensation and benefits expense ratio	67.7%	67.2%
Adjusted compensation and benefits expense ratio	59.8%	62.5%
(1)
Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended March 31,
(in thousands, except percentages)	2024	2023
Total revenue	$552,046	$457,599
General and administrative expense	$75,867	$51,699
Acquisition-related expense	(8,211)	(2,174)
Restructuring and related expense	(2,854)	(2,826)
Adjusted general and administrative expense (1)	$64,802	$46,699
General and administrative expense ratio	13.7%	11.3%
Adjusted general and administrative expense ratio	11.7%	10.2%
(1)
Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended March 31,
(in thousands, except percentages)	2024	2023
Total revenue	$552,046	$457,599
Net income	$40,677	$36,457
Interest expense, net	29,400	29,468
Income tax expense	6,426	6,295
Depreciation	2,080	2,192
Amortization	27,988	25,185
Change in contingent consideration	(65)	714
EBITDAC	$106,506	$100,311
Acquisition-related expense	8,437	3,190
Acquisition related long-term incentive compensation	(1,627)	578
Restructuring and related expense	29,038	3,556
Amortization and expense related to discontinued prepaid incentives	1,412	1,634
Other non-operating loss (income)	1,752	(138)
Equity-based compensation	9,515	6,635
IPO related expenses	7,795	11,244
(Income) from equity method investments in related party	(5,606)	(1,995)
Adjusted EBITDAC (1)	$157,222	$125,015
Net income margin	7.4%	8.0%
Adjusted EBITDAC margin	28.5%	27.3%
(1)
Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended March 31,
(in thousands, except percentages)	2024	2023
Total revenue	$552,046	$457,599
Net income	$40,677	$36,457
Income tax expense	6,426	6,295
Amortization	27,988	25,185
Amortization of deferred debt issuance costs (1)	3,409	3,039
Change in contingent consideration	(65)	714
Acquisition-related expense	8,437	3,190
Acquisition related long-term incentive compensation	(1,627)	578
Restructuring and related expense	29,038	3,556
Amortization and expense related to discontinued prepaid incentives	1,412	1,634
Other non-operating loss (income)	1,752	(138)
Equity-based compensation	9,515	6,635
IPO related expenses	7,795	11,244
(Income) from equity method investments in related party	(5,606)	(1,995)
Adjusted income before income taxes (2)	$129,151	$96,394
Adjusted tax expense (3)	(33,734)	(24,609)
Adjusted net income	$95,417	$71,785
Net income margin	7.4%	8.0%
Adjusted net income margin	17.3%	15.7%
(1)
Interest expense, net includes amortization of deferred debt issuance costs.

(2)
Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”
(3)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three months ended March 31, 2024 this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.12% on 100% of adjusted income before income taxes as if the Company owned 100% of the LLC. For the three months ended March 31, 2023, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.53% on 100% of adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended March 31,
	2024	2023
Earnings per share of Class A common stock – diluted	$0.13	$0.11
Less: Net income attributed to dilutive shares and substantively vested RSUs (1)	(0.07)	(0.06)
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.09	0.09
Plus: Adjustments to Adjusted net income (3)	0.20	0.13
Plus: Dilutive impact of unvested equity awards (4)	—	(0.01)
Adjusted diluted earnings per share	$0.35	$0.26

(Share count in '000)
Weighted-average shares of Class A common stock outstanding – diluted	269,922	266,978
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	—	—
Plus: Dilutive impact of unvested equity awards (4)	4,854	4,670
Adjusted diluted earnings per share diluted share count	274,776	271,648
(1)
Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc. For the three months ended March 31, 2024 and 2023, this removes $17.7 million and $17.4 million of Net income, respectively, on 269.9 million and 267.0 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(2)
For comparability purposes, this calculation incorporates the Net income that would be distributable if all LLC Common Units (together with shares of Class B common stock) and vested Class C Incentive units were exchanged for shares of Class A common stock. For the three months ended March 31, 2024 and 2023, this includes $24.1 million and $23.3 million of Net income, respectively, on 269.9 million and 267.0 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the three months ended March 31, 2024, 140.4 million weighted average outstanding LLC Common Units were considered dilutive and included in the 269.9 million Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS. For the three months ended March 31, 2023, 143.4 million weighted-average outstanding LLC Common Units were considered dilutive and included in the 267.0 million Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS.See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income in “Adjusted Net Income and Adjusted Net Income Margin” on 269.9 million and 267.0 million Weighted-average shares of Class A common stock outstanding - diluted for the three months ended March 31, 2024 and 2023, respectively.
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements. For the three months ended March 31, 2024 and 2023, 4.9 million and 4.7 million shares were added to the calculation, respectively.

Historical Presentation of Organic Revenue Growth Applying Revised Calculation Methodology

	Year Ended	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Year Ended
(in thousands, except percentages)	Dec. 31, 2019	Mar. 31, 2020	Jun. 30, 2020	Jun. 30, 2020	Sep. 30, 2020	Sep. 30, 2020	Dec. 31, 2020	Dec. 31, 2020
Current period Net commissions and fees revenue	$758,447	$207,085	$246,049	$453,134	$236,698	$689,832	$326,852	$1,016,684
Less: Current period contingent commissions	(16,398)	(9,887)	(4,358)	(14,245)	(2,400)	(16,645)	(3,262)	(19,907)
Net Commissions and fees revenue excluding contingent commissions	$742,049	$197,198	$241,691	$438,889	$234,298	$673,187	$323,591	$996,778

Prior period Net commissions and fees revenue	$606,961	$147,991	$200,541	$348,532	$191,517	$540,049	$218,398	$758,447
Less: Prior year contingent commissions	(11,203)	(7,559)	(3,964)	(11,523)	(2,157)	(13,680)	(2,718)	(16,398)
Prior period Net commissions and fees revenue excluding contingent commissions	$595,758	$140,432	$196,577	$337,009	$189,360	$526,369	$215,680	$742,049

Change in Net commissions and fees revenue excluding contingent commissions	$146,291	$56,765	$45,114	$101,880	$44,938	$146,818	$107,911	$254,729
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(40,899)	(11,846)	(8,179)	(20,025)	(18,205)	(38,231)	(57,664)	(96,042)
Impact of change in foreign exchange rates	1,336	80	583	662	(405)	258	(2,398)	(1,992)
Organic revenue growth (Non-GAAP)	$106,728	$44,999	$37,518	$82,517	$26,328	$108,845	$47,850	$156,695

Net commissions and fees revenue growth rate (GAAP)	25.0%	39.9%	22.7%	30.0%	23.6%	27.7%	49.7%	34.0%
Less: Impact of contingent commissions (1)	(0.4)	0.5	0.2	0.2	0.1	0.2	0.3	0.3
Net commissions and fees revenue excluding contingent commissions growth rate (2)	24.6%	40.4%	22.9%	30.2%	23.7%	27.9%	50.0%	34.3%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(6.9)	(8.4)	(4.2)	(5.9)	(9.6)	(7.3)	(26.7)	(12.9)
Impact of change in foreign exchange rates (4)	0.2	0.1	0.3	0.2	(0.2)	—	(1.1)	(0.3)
Organic Revenue Growth Rate (Non-GAAP)	17.9%	32.1%	19.0%	24.5%	13.9%	20.6%	22.2%	21.1%

(1)
Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate.
(2)
Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions.
(3)
Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions.
(4)
Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions.

	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Year Ended
(in thousands, except percentages)	Mar. 31, 2021	Jun. 30, 2021	Jun. 30, 2021	Sep. 30, 2021	Sep. 30, 2021	Dec. 31, 2021	Dec. 31, 2021
Current period Net commissions and fees revenue	$311,344	$389,846	$701,190	$352,610	$1,053,800	$378,379	$1,432,179
Less: Current period contingent commissions	(12,607)	(2,651)	(15,258)	(4,816)	(20,074)	(2,921)	(22,995)
Net Commissions and fees revenue excluding contingent commissions	$298,737	$387,195	$685,932	$347,793	$1,033,726	$375,457	$1,409,183

Prior period Net commissions and fees revenue	$207,085	$246,049	$453,134	$236,698	$689,832	$326,852	$1,016,684
Less: Prior year contingent commissions	(9,887)	(4,358)	(14,245)	(2,400)	(16,645)	(3,262)	(19,907)
Prior period Net commissions and fees revenue excluding contingent commissions	$197,198	$241,691	$438,889	$234,298	$673,187	$323,591	$996,778

Change in Net commissions and fees revenue excluding contingent commissions	$101,539	$145,504	$247,043	$113,495	$360,539	$51,867	$412,405
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(62,947)	(74,296)	(137,233)	(44,412)	(181,693)	(1,730)	(183,409)
Impact of change in foreign exchange rates	(354)	(981)	(1,290)	(426)	(1,648)	125	(1,412)
Organic revenue growth (Non-GAAP)	$38,238	$70,227	$108,520	$68,657	$177,198	$50,261	$227,585

Net commissions and fees revenue growth rate (GAAP)	50.3%	58.4%	54.7%	49.0%	52.8%	15.8%	40.9%
Less: Impact of contingent commissions (1)	1.2	1.8	1.6	(0.6)	0.8	0.2	0.5
Net commissions and fees revenue excluding contingent commissions growth rate (2)	51.5%	60.2%	56.3%	48.4%	53.6%	16.0%	41.4%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(31.9)	(30.7)	(31.3)	(19.0)	(27.0)	(0.5)	(18.4)
Impact of change in foreign exchange rates (4)	(0.2)	(0.4)	(0.3)	(0.2)	(0.2)	—	(0.1)
Organic Revenue Growth Rate (Non-GAAP)	19.4%	29.1%	24.7%	29.2%	26.4%	15.5%	22.9%

(1)
Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate.
(2)
Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions.
(3)
Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions.
(4)
Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions.

	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Year Ended
(in thousands, except percentages)	Mar. 31, 2022	Jun. 30, 2022	Jun. 30, 2022	Sep. 30, 2022	Sep. 30, 2022	Dec. 31, 2022	Dec. 31, 2022
Current period Net commissions and fees revenue	$386,681	$490,227	$876,908	$407,551	$1,284,459	$427,402	$1,711,861
Less: Current period contingent commissions	(15,209)	(6,730)	(21,939)	(3,039)	(24,978)	(5,810)	(30,788)
Net Commissions and fees revenue excluding contingent commissions	$371,472	$483,498	$854,970	$404,512	$1,259,481	$421,592	$1,681,073

Prior period Net commissions and fees revenue	$311,344	$389,846	$701,190	$352,610	$1,053,800	$378,379	$1,432,179
Less: Prior year contingent commissions	(12,607)	(2,651)	(15,258)	(4,816)	(20,074)	(2,921)	(22,995)
Prior period Net commissions and fees revenue excluding contingent commissions	$298,737	$387,195	$685,932	$347,793	$1,033,726	$375,457	$1,409,183

Change in Net commissions and fees revenue excluding contingent commissions	$72,735	$96,302	$169,037	$56,718	$225,755	$46,135	$271,890
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(10,555)	(11,041)	(21,595)	(9,882)	(31,502)	(8,490)	(39,992)
Impact of change in foreign exchange rates	477	1,256	1,652	1,539	3,217	1,410	4,561
Organic revenue growth (Non-GAAP)	$62,657	$86,517	$149,094	$48,375	$197,470	$39,054	$236,459

Net commissions and fees revenue growth rate (GAAP)	24.2%	25.7%	25.1%	15.6%	21.9%	13.0%	19.5%
Less: Impact of contingent commissions (1)	0.1	(0.8)	(0.5)	0.7	(0.1)	(0.7)	(0.2)
Net commissions and fees revenue excluding contingent commissions growth rate (2)	24.3%	24.9%	24.6%	16.3%	21.8%	12.3%	19.3%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(3.5)	(2.9)	(3.1)	(2.8)	(3.0)	(2.3)	(2.8)
Impact of change in foreign exchange rates (4)	0.2	0.3	0.2	0.4	0.3	0.4	0.3
Organic Revenue Growth Rate (Non-GAAP)	21.0%	22.3%	21.7%	13.9%	19.1%	10.4%	16.8%
(1)
Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate.
(2)
Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions.
(3)
Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions.
(4)
Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions.

	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Year Ended	Three Months Ended
(in thousands, except percentages)	Mar. 31, 2023	Jun. 30, 2023	Jun. 30, 2023	Sep. 30, 2023	Sep. 30, 2023	Dec. 31, 2023	Dec. 31, 2023	Mar. 31, 2024
Current period Net commissions and fees revenue	$447,513	$573,020	$1,020,533	$487,345	$1,507,878	$518,718	$2,026,596	$537,887
Less: Current period contingent commissions	(21,635)	(4,502)	(26,136)	(4,487)	(30,624)	(8,404)	(39,028)	(24,503)
Net Commissions and fees revenue excluding contingent commissions	$425,878	$568,518	$994,396	$482,858	$1,477,254	$510,313	$1,987,568	$513,385

Prior period Net commissions and fees revenue	$386,681	$490,227	$876,908	$407,551	$1,284,459	$427,402	$1,711,861	$447,513
Less: Prior year contingent commissions	(15,209)	(6,730)	(21,939)	(3,039)	(24,978)	(5,810)	(30,788)	(21,635)
Prior period Net commissions and fees revenue excluding contingent commissions	$371,472	$483,498	$854,970	$404,512	$1,259,481	$421,592	$1,681,073	$425,878

Change in Net commissions and fees revenue excluding contingent commissions	$54,406	$85,021	$139,427	$78,346	$217,773	$88,721	$306,494	$87,507
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(5,373)	(6,053)	(11,486)	(16,980)	(28,563)	(18,190)	(46,496)	(28,539)
Impact of change in foreign exchange rates	797	13	852	(739)	350	(922)	(479)	(323)
Organic revenue growth (Non-GAAP)	$49,830	$78,981	$128,793	$60,628	$189,560	$69,609	$259,519	$58,644

Net commissions and fees revenue growth rate (GAAP)	15.7%	16.9%	16.4%	19.6%	17.4%	21.4%	18.4%	20.2%
Less: Impact of contingent commissions (1)	(1.1)	0.7	(0.1)	(0.2)	(0.1)	(0.4)	(0.2)	0.3
Net commissions and fees revenue excluding contingent commissions growth rate (2)	14.6%	17.6%	16.3%	19.4%	17.3%	21.0%	18.2%	20.5%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(1.4)	(1.3)	(1.3)	(4.2)	(2.3)	(4.3)	(2.8)	(6.7)
Impact of change in foreign exchange rates (4)	0.2	—	0.1	(0.2)	—	(0.2)	—	(0.1)
Organic Revenue Growth Rate (Non-GAAP)	13.4%	16.3%	15.1%	15.0%	15.0%	16.5%	15.4%	13.7%
(1)
Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate.
(2)
Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions.
(3)
Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions,

representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions.
(4)
Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions.